UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013

FedEx Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15829	62-1721435
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director: On December 9, 2013, the Board of Directors of FedEx Corporation elected Kimberly Jabal as a director, effective immediately. The Board also appointed Ms. Jabal as a member of its Information Technology Oversight Committee. A copy of FedEx’s press release announcing Ms. Jabal’s election is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Ms. Jabal was elected for a term expiring at the annual meeting of stockholders in September 2014, at which time her continued Board service will be subject to renomination and stockholder approval. With the election of Ms. Jabal, the size of the Board of Directors is now 12 members.

The Board of Directors has determined that Ms. Jabal is independent and meets the applicable independence requirements of the New York Stock Exchange and the Board’s more stringent standards for determining director independence. There have been no transactions since the beginning of FedEx’s last fiscal year, and there are no currently proposed transactions, in which FedEx was or is to be a participant and in which Ms. Jabal or any member of her immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

The selection of Ms. Jabal was not pursuant to any arrangement or understanding between her and any other person.

Ms. Jabal will be compensated in accordance with the compensation program for FedEx’s non-management (outside) directors outlined in Exhibit 10.1 attached hereto and incorporated by reference herein. Accordingly, she received a stock option for 2,482 shares of FedEx common stock upon her election to the Board.

SECTION 8. OTHER EVENTS.

Item 8.01.	Other Events.

Attached as Exhibit 10.1 and incorporated herein by reference is a copy of FedEx Corporation’s updated compensation arrangements with outside directors.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Compensation Arrangements with Outside Directors.

99.1	Press Release of FedEx Corporation dated December 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: December 9, 2013	By:	/s/ Christine P. Richards

Christine P. Richards
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Compensation Arrangements with Outside Directors.

99.1	Press Release of FedEx Corporation dated December 9, 2013.

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